Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2017 Operating Results
Strengthens Portfolio Through Continued Capital Allocation With Net Acquisitions
Improves Balance Sheet and Debt Maturity Schedule With 10-Year Bond Issuance Completed in August

Phoenix, AZ, November 8, 2017 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2017.

Third Quarter 2017 Highlights

•	Net Income of $16.5 million and Net Loss per diluted share of $(0.00)

•	Achieved $0.19 AFFO per diluted share including $0.02 from Cole Capital®

•	Completed $248.9 million of acquisitions and $65.4 million of dispositions and $45.0 million of acquisitions and $42.7 million of dispositions subsequent to the quarter

•	Decreased Debt from $6.1 billion to $5.9 billion and Net Debt increased from $5.7 billion to $5.9 billion, or 38.4% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA increased from 5.4x to 5.5x

•	Issued $600.0 million of senior notes to repay borrowings under the $500.0 million term loan with the remaining proceeds used to pay down secured debt

•	Cole Capital® raised $66.4 million of new equity capital

•	Company increases AFFO per diluted share guidance range from $0.71 - $0.73 to $0.73 - $0.74 (see reconciliation to earnings per share at the end of this release)

Third Quarter 2017 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended September 30, 2017 decreased $29.2 million to $333.7 million as compared to revenue of $362.9 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions, net of acquisitions.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Consolidated net income for the quarter ended September 30, 2017 decreased $13.7 million to $16.5 million as compared to net income of $30.2 million for the same quarter in 2016 and net income per diluted share decreased $0.01 to a net loss per diluted share of $(0.00) for the quarter ended September 30, 2017, as compared to net income per diluted share of $0.01 for the same quarter in 2016. The decrease was primarily due to lower revenue and higher litigation expenses, along with a loss on the disposition of real estate versus a gain during the same quarter in 2016. These were partially offset by gains on the extinguishment of debt and derivative instruments versus losses during the same quarter in 2016, along with the following lower expense items in 2017: Cole Capital reallowed fees, property operating, depreciation and amortization and interest expense.

Normalized EBITDA
Consolidated Normalized EBITDA for the quarter ended September 30, 2017 decreased $18.8 million to $267.1 million as compared to Normalized EBITDA of $285.9 million for the same quarter in 2016, primarily due to 2016 and 2017 dispositions, net of acquisitions.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2017 decreased $1.8 million to $177.7 million, as compared to $179.5 million for the same quarter in 2016 and FFO per diluted share decreased $0.01 to $0.18 for the quarter ended September 30, 2017, as compared to $0.19 for the same quarter in 2016.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2017 decreased $7.2 million to $190.9 million, as compared to $198.1 million for the same quarter in 2016, and AFFO per diluted share decreased $0.01 to $0.19 for the quarter ended September 30, 2017, as compared to $0.20 for the same quarter in 2016.

Common Stock Dividend Information
On November 7, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the fourth quarter of 2017, representing an annual distribution rate of $0.55 per share. The dividend will be paid on January 16, 2018 to common stockholders of record as of December 29, 2017.

Balance Sheet and Liquidity
In August 2017, the Company issued $600.0 million aggregate principal amount of 3.95% 10-year senior notes at an issue price of 99.33% of par value. Proceeds from this offering were used to redeem its $500.0 million term loan with the balance utilized to pay down secured debt.

As of September 30, 2017, there was no balance outstanding on the Company’s $2.3 billion revolving line of credit. During the quarter, secured debt was reduced by $262.8 million.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended September 30, 2017 are as follows: Net Debt to Normalized EBITDA of 5.5x, Fixed Charge Coverage Ratio of 3.1x, Unencumbered Gross Real Estate Investments to Total Gross Real Estate Investments ratio of 72.2%, Net Debt to Gross Real Estate Investments of 38.4% and Weighted Average Debt Term of 4.7 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “We continue to be pleased with our performance year-to-date allowing us to increase AFFO guidance. We are on track for achieving our acquisition and disposition targets and our investment-grade balance sheet remains strong and liquid with a well-staggered maturity schedule. During the quarter, we successfully completed a $600.0 million bond offering, increased occupancy and shifted to being a net acquirer, demonstrating our acumen in capital markets, operations and transactions.”

Real Estate Investment (“REI”) Segment Update

Real Estate Portfolio
As of September 30, 2017, the Company’s portfolio consisted of 4,093 properties with total portfolio occupancy of 99.0%, investment grade tenancy of 40.1% and a weighted-average remaining lease term of 9.5 years. During the quarter ended September 30, 2017, same-store rents (4,019 properties) increased 0.1% as compared to the same quarter in 2016. Excluding the effects of certain early office lease renewal efforts, same store rents would have increased 0.3%.

Property Acquisitions
During the third quarter of 2017, the Company acquired 11 properties for approximately $248.9 million at an average cash cap rate of 7.0%.

Property Dispositions
During the quarter ended September 30, 2017, the Company disposed of 25 properties for approximately $65.4 million at an average cash cap rate of 7.6%, including $17.3 million in net sales of Red Lobster restaurants. The loss on third quarter dispositions was approximately $(0.7) million.

Cole Capital® Segment Update

Investment Management Capital Raise
During the quarter, Cole Capital raised $102.8 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $36.4 million through the Cole REITs’ distribution reinvestment plans (“DRIP”), compared to $172.6 million, including $36.2 million of DRIP proceeds, in the third quarter of 2016.

Investment Management Acquisitions
Cole Capital invested $190.0 million in 19 properties on behalf of the Cole REITs in the third quarter of 2017, compared to $173.9 million in 13 properties in the third quarter of 2016.

Subsequent Events - Consolidated

Property Acquisitions
From October 1, 2017 through November 1, 2017, the Company acquired six properties for $45.0 million at an average cash cap rate of 6.6%. Acquisitions year-to-date through November 1, 2017, totaled $497.0 million. The average cash cap rate excluding the fee interest purchases in the first quarter was 7.0%.

Property Dispositions
From October 1, 2017 through November 1, 2017, the Company disposed of four properties and a land parcel owned by an unconsolidated joint venture for an aggregate sales price of $42.7 million at an average cash cap rate of 7.6%. Dispositions year-to-date through November 1, 2017, totaled $532.0 million at an average cash cap rate of 7.1%.

Cole Capital Equity Raise
In October 2017, Cole Capital raised $36.0 million of capital on behalf of the Cole REITs, including $11.8 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 11:00 a.m. ET on Wednesday, November 8, 2017, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $14.7 billion including approximately 4,100 properties and 92.2 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.8 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
60.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Adjusted Debt Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 7 through 12 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
Effective January 1, 2017, we determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. At September 30, 2017, the Excluded Property was one vacant industrial property, comprising 307,275 square feet with Debt Outstanding of $16.2 million. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on depreciable real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. Effective January 1, 2017, we determined to omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation and other non-routine transactions costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Beginning in 2017, Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful non-GAAP supplemental measure to investors and analysts for assessing the performance of the Company's business segments. Therefore, Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Debt Outstanding and Adjusted Debt Outstanding
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Beginning in 2017, Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, Excluding Non-Cash Amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Debt Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represents total gross real estate and related assets, including net investments in unconsolidated entities, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities. Beginning in 2017, Gross Real Estate Investments omits the Gross Real Estate Investments of Excluded Properties.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT's future financial condition, results of operations and business, including the Company’s ability to achieve acquisition and disposition targets and to strengthen the balance sheet. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its updated 2017 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Real estate investments, at cost:
Land	$2,866,305	$2,895,625
Buildings, fixtures and improvements	10,585,796	10,644,296
Intangible lease assets	2,027,304	2,044,521
Total real estate investments, at cost	15,479,405	15,584,442
Less: accumulated depreciation and amortization	2,784,481	2,331,643
Total real estate investments, net	12,694,924	13,252,799
Investment in unconsolidated entities	44,101	46,077
Investment in direct financing leases, net	33,402	39,455
Investment securities, at fair value	41,677	47,215
Mortgage notes receivable, net	20,510	22,764
Cash and cash equivalents	54,363	256,452
Restricted cash	27,797	45,018
Intangible assets, net	12,173	24,609
Rent and tenant receivables and other assets, net	336,938	330,705
Goodwill	1,462,585	1,462,203
Due from affiliates, net	6,638	21,349
Real estate assets held for sale, net	1,625	38,928
Total assets	$14,736,733	$15,587,574

LIABILITIES AND EQUITY
Mortgage notes payable and other debt, net	$2,115,633	$2,671,106
Corporate bonds, net	2,820,164	2,226,224
Convertible debt, net	981,490	973,340
Credit facility, net	—	496,578
Below-market lease liabilities, net	204,051	224,023
Accounts payable and accrued expenses	152,413	146,137
Deferred rent, derivative and other liabilities	63,876	68,039
Distributions payable	172,129	162,578
Due to affiliates	8	16
Total liabilities	6,509,764	6,968,041
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of September 30, 2017 and December 31, 2016	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,245,345 and 974,146,650 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	9,742	9,741
Additional paid-in-capital	12,648,967	12,640,171
Accumulated other comprehensive loss	(3,330)	(2,556)
Accumulated deficit	(4,592,533)	(4,200,423)
Total stockholders’ equity	8,063,274	8,447,361
Non-controlling interests	163,695	172,172
Total equity	8,226,969	8,619,533
Total liabilities and equity	$14,736,733	$15,587,574

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2017	2016
Revenues:
Rental income	$282,341	$303,383
Direct financing lease income	376	494
Operating expense reimbursements	23,826	27,969
Cole Capital revenue	27,185	31,069
Total revenues	333,728	362,915
Operating expenses:
Cole Capital reallowed fees and commissions	2,373	5,897
Acquisition-related	909	90
Litigation and other non-routine costs, net of insurance recoveries	9,507	4,630
Property operating	30,645	34,820
General and administrative	29,796	29,761
Depreciation and amortization	176,523	195,173
Impairments	6,363	6,872
Total operating expenses	256,116	277,243
Operating income	77,612	85,672
Other (expense) income:
Interest expense	(71,708)	(79,869)
Gain (loss) on extinguishment and forgiveness of debt, net	9,756	(2,003)
Other income, net	1,907	1,744
Equity in income of unconsolidated entities	374	212
Gain (loss) on derivative instruments, net	1,294	(2,023)
Total other expenses, net	(58,377)	(81,939)
Income before taxes and real estate dispositions	19,235	3,733
(Loss) gain on disposition of real estate and held for sale assets, net	(688)	28,111
Income before taxes	18,547	31,844
Provision for income taxes	(2,053)	(1,598)
Net income	16,494	30,246
Net income attributable to non-controlling interests	(400)	(751)
Net income attributable to the General Partner	$16,094	$29,495

Basic and diluted net (loss) income per share attributable to common stockholders	$(0.00)	$0.01
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income	$16,494	$30,246
Adjustments:
Interest expense	71,708	79,869
Depreciation and amortization	176,523	195,173
Provision for income taxes	2,053	1,598
Proportionate share of adjustments for unconsolidated entities	845	959
EBITDA	$267,623	$307,845
Loss (gain) on disposition of real estate assets, net	688	(28,111)
Impairments	6,363	6,872
Acquisition-related expenses	909	90
Litigation and other non-routine costs, net of insurance recoveries	9,507	4,630
(Gain) loss on derivative instruments, net	(1,294)	2,023
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,210	1,632
(Gain) loss on extinguishment and forgiveness of debt, net	(9,756)	2,003
Net direct financing lease adjustments	491	571
Straight-line rent, net of bad debt expense related to straight-line rent	(9,955)	(12,319)
Program development costs write-off	110	845
Other amortization and non-cash charges	(61)	(139)
Proportionate share of adjustments for unconsolidated entities	(39)	(36)
Adjustment for Excluded Properties	1,323	—
Normalized EBITDA	$267,119	$285,906

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income	$16,494	$30,246
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Loss (gain) on disposition of real estate assets, net	688	(28,111)
Depreciation and amortization of real estate assets	171,576	187,898
Impairment of real estate	6,363	6,872
Proportionate share of adjustments for unconsolidated entities	565	540
FFO attributable to common stockholders and limited partners	$177,713	$179,472

Acquisition-related expenses	909	90
Litigation and other non-routine costs, net of insurance recoveries	9,507	4,630
(Gain) loss on derivative instruments, net	(1,294)	2,023
Amortization of premiums and discounts on debt and investments, net	(1,442)	(3,553)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,210	1,632
Net direct financing lease adjustments	491	571
Amortization and write-off of deferred financing costs	6,028	6,878
Amortization of management contracts	4,146	6,240
Deferred tax expense	6,277	6,941
(Gain) loss on extinguishment and forgiveness of debt, net	(9,756)	2,003
Straight-line rent, net of bad debt expense related to straight-line rent	(9,955)	(12,319)
Equity-based compensation expense	3,664	2,588
Other amortization and non-cash charges	739	929
Proportionate share of adjustments for unconsolidated entities	(2)	(17)
Adjustment for Excluded Properties	2,625	—
AFFO attributable to common stockholders and limited partners	$190,860	$198,108

Weighted-average shares outstanding - basic	974,167,088	943,480,170
Limited Partner OP Units and effect of dilutive securities	24,258,683	25,206,373
Weighted-average shares outstanding - diluted	998,425,771	968,686,543

FFO attributable to common stockholders and limited partners per diluted share	$0.18	$0.19
AFFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.20

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
September 30, 2017
Interest expense - as reported	$(71,708)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(6,063)
Amortization of net premiums	1,478
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(1,302)
Interest Expense, Excluding Non-Cash Amortization	$(65,821)

	Three Months Ended
	September 30, 2017
Interest Expense, Excluding Non-Cash Amortization	$65,821
Secured debt principal amortization	2,981
Dividends attributable to preferred shares	17,973
Total fixed charges	86,775
Normalized EBITDA	267,119
Fixed Charge Coverage Ratio	3.08	x

	September 30, 2017
Adjusted Debt Outstanding	$5,936,439
Less: cash and cash equivalents	54,363
Net Debt	5,882,076
Normalized EBITDA annualized	1,068,476
Net Debt to Normalized EBITDA Annualized Ratio	5.51	x

Net Debt	$5,882,076
Gross Real Estate Investments	15,336,016
Net Debt Leverage Ratio	38.4%

Unencumbered Gross Real Estate Investments	$11,073,165
Gross Real Estate Investments	15,336,016
Unencumbered asset ratio	72.2%

September 30, 2017
Mortgage notes payable and other debt, net	$2,115,633
Corporate bonds, net	2,820,164
Convertible debt, net	981,490
Credit facility, net	—
Total debt - as reported	5,917,287
Adjustments:
Deferred financing costs, net	51,687
Net premiums	(16,335)
Debt Outstanding	$5,952,639
Debt Outstanding - Excluded Properties	(16,200)
Adjusted Debt Outstanding	5,936,439

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2017	2016
Net income	$2,778	$240
FFO attributable to common stockholders and limited partners	2,778	240

Amortization of management contracts	4,146	6,240
Deferred tax expense	6,277	6,941
Equity-based compensation expense	1,664	1,387
Other amortization and non-cash charges	739	929
AFFO attributable to common stockholders and limited partners	$15,604	$15,737

Weighted-average shares outstanding - basic	974,167,088	943,480,170
Limited Partner OP Units and effect of dilutive securities	24,258,683	25,206,373
Weighted-average shares outstanding - diluted	998,425,771	968,686,543

FFO attributable to common stockholders and limited partners per diluted share	$0.003	$0.000
AFFO attributable to common stockholders and limited partners per diluted share	$0.016	$0.016

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2017 GUIDANCE
(Unaudited)

Based on our year to date performance, we are increasing our AFFO per diluted share guidance range from $0.71 - $0.73, as previously disclosed in our Q2 2017 earnings release, to $0.73 - $0.74. This guidance assumes dispositions and acquisitions each totaling $450 million to $600 million at an average cash cap rate of 6.5% to 7.5%, real estate operations with average occupancy of approximately 98.0% and same-store rental growth between 0.0% and 0.3%. The guidance range also assumes Cole Capital will contribute approximately $0.035 of AFFO per diluted share, including 2017 capital raise of $280 million to $300 million, excluding DRIP, and Cole acquisitions of $800 million to $1.0 billion. The Company also expects to target balance sheet Net Debt to Normalized EBITDA between 5.7x and 6.0x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders (1)	$0.01	$0.02
Gain on disposition of real estate assets, net (2)	(0.05)	(0.05)
Depreciation and amortization of real estate assets	0.69	0.69
Impairment of real estate (2)	0.03	0.03
FFO attributable to common stockholders and limited partners per diluted share	0.68	0.69
Adjustments (3)	0.05	0.05
AFFO attributable to common stockholders and limited partners per diluted share	$0.73	$0.74
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(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests and the impact of the extinguishment of debt. Includes the impact of the gain on sale and impairment of real estate for the nine months ended September 30, 2017.
(2) Includes actual amounts for the nine months ended September 30, 2017.
(3) Includes (i) non-routine items such as acquisition-related costs, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage note receivables, legal settlements and insurance recoveries not in the ordinary course of business, (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities and (iii) the AFFO impact of Excluded Properties and related non-recourse mortgage notes.